Exhibit 25(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Lamar Media Corp.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1205791 (I.R.S. employer identification no.)

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Arizona Logos, L.L.C.	Arizona	27-2892296
Colorado Logos, Inc.	Colorado	84-1480715
Delaware Logos, L.L.C.	Delaware	51-0392715
Douglas Outdoor Advertising of GA., Inc.	Georgia	58-1836737
Fairway CCO Indiana, LLC	Delaware	37-1930378
Fairway Media Group, LLC	Delaware	61-1689000
Fairway Outdoor Advertising, LLC	Delaware	27-1024919
Fairway Outdoor Funding, LLC	Delaware	32-0391426
Fairway Outdoor Funding Holdings, LLC	Delaware	80-0860317
Florida Logos, LLC	Florida	65-0671887
FMG Outdoor Holdings, LLC	Delaware	47-2472019
FMO Real Estate, LLC	Delaware	27-1226238
Georgia Logos, L.L.C.	Georgia	72-1469485
Interstate Logos, L.L.C.	Louisiana	72-1490893
Interstate Logos TRS, LLC	Delaware	35-2608807
Kansas Logos, Inc.	Kansas	48-1187701
Kentucky Logos, LLC	Kentucky	62-1839054
Lamar Advantage GP Company, LLC	Delaware	72-1490891
Lamar Advantage Holding Company	Delaware	76-0619569
Lamar Advantage LP Company, LLC	Delaware	76-0637519
Lamar Advantage Outdoor Company, L.P.	Delaware	74-2841299
Lamar Advertising of Colorado Springs, L.L.C.	Colorado	72-0931093
Lamar Advertising of Louisiana, L.L.C.	Louisiana	72-1462297
Lamar Advertising of Michigan, Inc.	Michigan	38-3376495
Lamar Advertising of Penn, LLC	Delaware	72-1462301
Lamar Advertising of South Dakota, L.L.C.	South Dakota	46-0446615
Lamar Advertising of Youngstown, Inc.	Delaware	23-2669670
Lamar Advertising Southwest, Inc.	Nevada	85-0113644
Lamar Air, L.L.C.	Louisiana	72-1277136
Lamar Airport Advertising Company	Nevada	88-0237057
Lamar Central Outdoor, LLC	Delaware	20-2471691
Lamar Electrical, Inc.	Louisiana	72-1392115
Lamar-Fairway Blocker 1, Inc.	Delaware	47-2485214
Lamar-Fairway Blocker 2, Inc.	Delaware	47-2547019
Lamar Florida, L.L.C.	Florida	72-1467178
Lamar Investments, LLC	Delaware	46-4289458
Lamar Obie Company, LLC	Delaware	33-1109314
Lamar OCI North, L.L.C.	Delaware	38-2885263
Lamar OCI South Corporation	Mississippi	64-0520092
Lamar Ohio Outdoor Holding Corp.	Ohio	34-1597561
Lamar Pensacola Transit, Inc.	Florida	59-3391978
Lamar Service Company, LLC	Delaware	46-4284332
Lamar Tennessee, L.L.C.	Tennessee	72-1309007
Lamar Texas Limited Partnership	Texas	72-1309005
Lamar Transit, LLC	Delaware	46-4242858
Lamar TRS Holdings, LLC	Delaware	46-4248386
Louisiana Interstate Logos, L.L.C.	Louisiana	26-3654514
Magic Media, Inc.	Delaware	20-0768190
Magic Media Real Estate, LLC	Delaware	20-0768149
Maine Logos, L.L.C.	Maine	72-1492985
MCC Outdoor, LLC	Georgia	26-0274450
Michigan Logos, Inc.	Michigan	38-3071362
Minnesota Logos, Inc.	Minnesota	41-1800355
Mississippi Logos, L.L.C.	Mississippi	72-1469487
Missouri Logos, LLC	Missouri	72-1485587
Montana Logos, LLC	Montana	45-3444460
Nebraska Logos, Inc.	Nebraska	72-1137877
Nevada Logos, Inc.	Nevada	88-0373108

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
New Hampshire Logos, L.L.C.	New Hampshire	83-2411570
New Jersey Logos, L.L.C.	New Jersey	72-1469048
New Mexico Logos, Inc.	New Mexico	85-0446801
Ohio Logos, Inc.	Ohio	72-1148212
Oklahoma Logos, L.L.C.	Oklahoma	72-1469103
Olympus Media/Indiana, LLC	Delaware	20-4368933
Outdoor Marketing Systems, L.L.C.	Pennsylvania	None
Outdoor Promotions West, LLC	Delaware	22-3598746
South Carolina Logos, Inc.	South Carolina	58-2152628
Tennessee Logos, Inc.	Tennessee	62-1649765
The Lamar Company, L.L.C.	Louisiana	72-1462298
TLC Farms, L.L.C.	Louisiana	20-0634874
TLC Properties II, LLC	Texas	72-1336624
TLC Properties, Inc.	Louisiana	72-0640751
TLC Properties, L.L.C.	Louisiana	72-1417495
Triumph Outdoor Holdings, LLC	Delaware	13-3990438
Triumph Outdoor Rhode Island, LLC	Delaware	05-0500914
Utah Logos, Inc.	Utah	72-1148211
Virginia Logos, LLC	Virginia	62-1839208
Washington Logos, L.L.C.	Washington	73-1648809
Wisconsin Logos, LLC	Wisconsin	45-1837323

5321 Corporate Boulevard Baton Rouge, Louisiana	70808
(Address of principal executive offices)	(Zip code)

5.750% Senior Notes due 2026

and Guarantees of 5.750% Senior Notes due 2026

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 14th day of March, 2019.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Valere Boyd
Name:	Valere Boyd
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2018, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,374
Interest-bearing balances	124,178
Securities:
Held-to-maturity securities	0
Available-for-sale securities	198,413
Equity securities with readily determinable fair values not held for trading	NR
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,069
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	859,682
Other assets	136,256

Total assets	$1,329,972

LIABILITIES
Deposits:
In domestic offices	2,677
Noninterest-bearing	2,677
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,786
Total liabilities	229,463
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	323,516
Not available
Retained earnings	777,089
Accumulated other comprehensive income	1,096
Other equity capital components	0
Not available
Total bank equity capital	1,100,509
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,100,509

Total liabilities and equity capital	1,329,972

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty ) CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
Michael P. Scott, Managing Director ) Directors (Trustees)
Kevin P. Caffrey, Managing Director )